Exhibit 99.1


                                                           For Immediate Release


                  COMPETITIVE TECHNOLOGIES AND CLIENTS RECEIVE
                        PAYMENT FROM PALATIN TECHNOLOGIES

Fairfield, CT - (June 23, 2005) - Competitive Technologies, Inc. (AMEX: CTT) announced today that it has received from Palatin Technologies, Inc. (AMEX: PTN) $1.7 million in cash, and expects to receive shortly 170,000 shares of Palatin stock for CTT and its clients. CTT's share of the payment is about $0.7 million and will be about 68,000 shares of PTN stock. PTN is the exclusive field-of-use licensee for rights to the CTT-patented technology underlying the development of PT-141. CTT's license with PTN provides for CTT and its clients to receive a portion of sublicense fees received by PTN for this technology. The funds were generated by PTN through their strategic alliance with King Pharmaceuticals, Inc. (NYSE: KG) to jointly develop and commercialize PT-141 as a treatment for sexual dysfunction.

PT-141, PTN's experimental treatment for male and female sexual dysfunction, is a synthetic modification of PT-14, a peptide analogue of alpha-MSH (alpha-melanocyte-stimulating hormone) invented by a team of researchers at CTT's client, the University of Arizona. PT-141 is currently being evaluated in Phase II clinical trials studying the efficacy and safety profile for use in men and women.

"CTT is encouraged by PTN's continued progress, and King Pharmaceuticals increased participation, on the path of effectively seeking regulatory approval and marketing for this important technology," said Dr. D. J. Freed, CTT's President and CEO. "We believe this payment is just a first step in the funds that will be generated for CTT and our clients in the successful applications of our technology. This is another example of a CTT-licensed technology satisfying the needs and demands of the market, adding to our recurring revenue stream and strengthening shareholder value."

About Palatin Technologies, Inc.
Palatin Technologies, based in Cranbury, NJ, is a biopharmaceutical company focused on discovering and developing melanocortin-based therapeutics. NeutroSpec(TM), the company's proprietary radiolabeled monoclonal antibody product for imaging and diagnosing infections, has been approved by the FDA as an imaging agent for the diagnosis of equivocal appendicitis. NeutroSpec is marketed and distributed by PTN's strategic collaboration partner, Mallinckrodt Imaging, a business unit of Tyco Healthcare. PTN is currently conducting clinical trials with its lead drug, PT-141, a melanocortin receptor agonist, for the treatment of male and female sexual dysfunction. PTN's patented drug discovery platform, MIDAS(TM), streamlines the drug design process with an efficient approach to identify lead compounds from protein targets for drugs. Visit PTN's website: www.palatin.com

About King Pharmaceuticals, Inc.
King, headquartered in Bristol, TN, is a vertically integrated branded pharmaceutical company. KG, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangement and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management. Visit KG's website at: www.kingpharm.com.

About Competitive Technologies, Inc.
Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider focused on the technology needs of its customers and transforming those requirements into commercially viable solutions. CTT is a global leader in identifying, developing and commercializing innovative technologies in life, electronic, nano, and physical sciences developed by universities, companies and inventors. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT's website: www.competitivetech.net.

Statements about our future expectations, including development and regulatory plans, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. When used herein, the words "anticipate," "believe," "intend," "plan," "expect," "estimate," "approximate," and similar expressions, as they relate to us or our business or management, are intended to identify such forward-looking statements. These statements involve risks and uncertainties related to market acceptance of and competition for our licensed technologies, growth strategies, operating performance, industry trends, and other risks inherent in our business, including those set forth in Item 7 under the caption "Risk Factors," in our most recent Annual Report on Form 10-K filed with the SEC on October 29, 2004, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to:       Johnnie D. Johnson, Strategic IR, Inc.               E-mail: jdjohnson@strategic-ir.com
                           Tel. (212) 754-6565; Fax (212) 754-4333              E-mail: ctt@competitivetech.net